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                         Consent of Independent Auditors




We consent to the use of our report dated February 4, 1999 on the financial statements American Enterprise Life Insurance Company and our report dated March 12, 1999 on the financial statements of American Enterprise Variable Annuity Account in Post-Effective Amendment No. 12 to the Registration Statement (Form N-4, No. 33-54471) and related Prospectus for the registration of the AEL Personal Portfolio, AEL Personal Portfolio Plus and AEL Personal Portfolio Plus 2 Annuity Contracts to be offered by American Enterprise Life Insurance Company.






/s/Ernst & Young LLP
Minneapolis, Minnesota
April 28, 1999